Exhibit 5.1

Cadwalader, Wickersham & Taft LLP 227 West Trade Street, Charlotte, NC 28202 Tel + 1 704 348 5100 Fax + 1 704 348 5200 www.cadwalader.com

December 8, 2021

Banc of America Merrill Lynch Commercial Mortgage Inc.
One Bryant Park
New York, New York 10036

Re:	Banc of America Merrill Lynch Commercial Mortgage Inc.,
Commercial Mortgage Pass-Through Certificates,
Registration Statement on Form SF-3 (File No. 333-261279)

Ladies and Gentlemen:

We have acted as special counsel to Banc of America Merrill Lynch Commercial Mortgage Inc. (the “Registrant”), in connection with the Registrant’s Registration Statement on Form SF-3, as amended by the Pre-Effective Amendment No. 1 to Registration Statement on Form SF-3, dated the date hereof (as amended, the “Registration Statement”). The Registration Statement is being filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The form of prospectus (the “Prospectus”) forming a part of the Registration Statement describes Commercial Mortgage Pass-Through Certificates (the “Certificates”) to be sold by the Registrant in one or more series (each, a “Series”) of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Registrant, a master servicer, a special servicer, a trustee, and, if applicable, such other parties to be identified in the Prospectus for such Series. The form of Pooling and Servicing Agreement is being incorporated by reference as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

In rendering the opinions set forth below, we have examined and relied upon the following as to matters of fact relevant to the opinions expressed herein: (1) the Registration Statement, including the form of Prospectus constituting a part thereof, in the form filed with the Commission; (2) the Pooling and Servicing Agreement in the form filed with the Commission; and (3) such other documents, materials and authorities as we have deemed appropriate as a basis for the opinions set forth below.

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Registrant.

Based upon and subject to the foregoing, we are of the opinion that:

1.    When a Pooling and Servicing Agreement for such Series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the Registrant and any other party thereto, and, when the Certificates of such Series have been duly executed, authenticated and delivered by the Trustee in the manner contemplated in the Pooling and Servicing Agreement and issued and sold as contemplated in the Registration Statement and the prospectus delivered in connection therewith, the Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of the Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement.

2.    The descriptions of federal income tax consequences appearing under the heading “MATERIAL FEDERAL INCOME TAX CONSIDERATIONS” in the form of prospectus contained in the Registration Statement accurately describe the material federal income tax consequences to holders of Certificates under existing law and subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions stated therein.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and, with respect to any Series of Certificates for which we act as counsel to the Depositor, to the reference to Cadwalader, Wickersham & Taft LLP and the discussion of our opinions set forth in this letter under the headings “LEGAL MATTERS” and “MATERIAL FEDERAL INCOME TAX CONSIDERATIONS” in the form of prospectus, which is part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

In addition, we disclaim any obligation to update this letter or communicate with or advise you as to any changes in fact or law, or otherwise.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP